                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): May 8, 2006

                            TIMBERLINE RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

                                     IDAHO

                    (State of incorporation or organization)

                                     0-51549

                            (Commission file number)

                                   82-0291227

                      (I.R.S. Employer Identification No.)

                     36 West 16th Avenue, Spokane, Washington 99203

                    (Address of principal executive offices)

                                 (509) 747-5225

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act(17 CFR

230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 10, 2006, Timberline Resources Corporation(the "Company") issued a press release announcing that, effective May 8, 2006, it had entered into a memorandum of understanding (“MOU”)with Christopher James Gold Corporation (“CJG”) (TSX-V:CJG), a development stage Canadian mineral exploration company engaged in the acquisition, exploration and development of precious metal, base metal, polymetallic and industrial mineral properties. The MOU describes CJG’s planned participation in the exploration of Timberline's Olympic-Sun and Cedar Mountain gold projects that are located in Nevada.

The MOU provides CJG the right to earn a 60-percent interest in each project by incurring US$1.5 million in exploration expenditures for the Olympic-Sun project and US$1.0 million for exploration on the Cedar Mountain project over a four-year period. An additional 15-percent interest may be earned in each project by CJG upon its completion of a bankable feasibility study. In addition, CJG must issue 100,000 shares of its common stock to Timberline for participation in each project before the first anniversary of a finalized agreement. These and the other terms and conditions of the MOU are to be incorporated into definitive option agreements which the parties have agreed to enter into as soon as reasonably practical.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

     99.1   Timberline Resources Corporation’s Press Release.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             TIMBERLINE RESOURCES CORPORATION

Date:    May 11, 2006                        By:   /s/ John Swallow

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                                                  John Swallow, CEO